Exhibit 99.1

60 Degrees Pharmaceuticals, Inc. Announces Approval of Reverse Stock Split Ratio

January 15, 2026 1:01 PM EST

WASHINGTON, Jan. 15, 2026 (GLOBE NEWSWIRE) -- 60 Degree Pharmaceuticals, Inc. NASDAQ: SXTP; SXTPW) (“60 Degrees Pharma” or the “Company”), a pharmaceutical company focused on developing new medicines for vector-borne disease, today announced that it will effect a one-for-four (1:4) reverse stock split (the “reverse split”) of its common stock, par value $0.0001 per share (the “Common Stock”), that will become effective on January 20, 2026, at 12:01 AM Eastern Time, before the opening of trading on The Nasdaq Capital Market (“Nasdaq”). 60 Degrees Pharma has requested that its Common Stock begin trading on January 20, 2026, on a post-reverse split basis on the Nasdaq under the existing symbol “SXTP”.

The reverse split is primarily intended to bring 60 Degrees Pharma into compliance with the minimum bid price requirement for maintaining its listing on the Nasdaq. The new CUSIP number for the Common Stock following the reverse split will be 83006G500.

At 60 Degree Pharma’s special meeting of stockholders on October 8, 2025 (the “Special Meeting”), 60 Degree Pharma’s stockholders approved the proposal to authorize 60 Degree Pharma’s board of directors (the “Board”), in its sole and absolute discretion, to file a certificate of amendment (the “Amendment”) to 60 Degree Pharma’s amended and restated certificate of incorporation to effect the reverse split of the Company at a ratio of one-to-four (1:4). On December 17, 2025, the Board approved the reverse split at a ratio of one-to-four (1:4), and the Amendment has been filed with the Secretary of State of the State of Delaware, which will become effective on January 20, 2026, at 12:01 AM Eastern Time, before the opening of trading on Nasdaq.

The reverse split will affect all issued and outstanding shares of Common Stock. All outstanding options, restricted stock awards, warrants and other securities entitling their holders to purchase or otherwise receive shares of Common Stock will be adjusted as a result of the reverse split, as required by the terms of each security. The number of shares available to be awarded under any Equity Incentive Plan, will also be appropriately adjusted. Following the reverse split, the par value of the Common Stock will remain unchanged at $0.0001 per share. The reverse split will not change the authorized number of shares of Common Stock or preferred stock. No fractional shares of Common Stock shall be issued as a result of the Reverse Split, and stockholders who otherwise would be entitled to receive fractional shares of New Common Stock shall be entitled to receive the number of shares of New Common Stock rounded up to the next whole number. The reverse split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in 60 Degree Pharma’s equity (other than as a result of the rounding of fractional shares, as set forth above).

The reverse split will reduce the number of shares of Common Stock issued and outstanding from approximately 5,148,767 to approximately 1,287,192.

About 60 Degrees Pharmaceuticals, Inc.

60 Degrees Pharmaceuticals, Inc., founded in 2010, specializes in developing and commercializing new medicines for the treatment and prevention of vector-borne disease. The Company achieved U.S. Food and Drug Administration approval of Its lead product, ARAKODA® (tafenoquine), for malaria prevention in 2018. ARAKODA is commercially available in the U.S. and Australia. 60 Degrees Pharmaceuticals, Inc. also collaborates with prominent research and academic organizations in the U.S. and Australia. 60 Degrees Pharmaceuticals, Inc. is headquartered in Washington, D.C., with a subsidiary in Australia. Learn more at www.60degreespharma.com.

The statements contained herein may include prospects, statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties. Actual results, performance or events may differ materially from those expressed or implied in such forward-looking statements.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: there is substantial doubt as to our ability to continue on a going-concern basis; we might not be eligible for Australian government research and development tax rebates; if we are not able to successfully develop, obtain FDA approval for, and provide for the commercialization of non-malaria prevention indications for tafenoquine (ARAKODA® or other regimen) or Celgosivir in a timely manner, we may not be able to expand our business operations; we may not be able to successfully conduct planned clinical trials or patient recruitment in our trials might be slow or negligible; and we have no manufacturing capacity which puts us at risk of lengthy and costly delays of bringing our products to market. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the information contained in our Annual Report on Form 10-K filed with the SEC on April 1, 2024, and our subsequent SEC filings. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact:

Patrick Gaynes

patrickgaynes@60degreespharma.com

Source: Sixty Degrees Pharmaceuticals

Source: Sixty Degrees Pharmaceuticals